Exhibit 99.1
News Release
USA Compression Partners, LP
8117 Preston Road, Suite 300
Dallas, Texas 75225
usacompression.com
USA Compression Partners Reports Third-Quarter 2026 Results
DALLAS, Texas, November 3, 2026 — USA Compression Partners, LP (TXSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for third-quarter 2026.
Financial Highlights
•Total revenues of $357.2 million for third-quarter 2026, compared to $250.3 million for third-quarter 2025.
•Net income was $47.3 million for third-quarter 2026, compared to $34.5 million for third-quarter 2025.
•Net cash provided by operating activities was $117.7 million for third-quarter 2026, compared to $75.9 million for third-quarter 2025.
•Adjusted EBITDA was $197.3 million for third-quarter 2026, compared to $160.3 million for third-quarter 2025.
•Distributable Cash Flow was $127.1 million for third-quarter 2026, compared to $103.8 million for third-quarter 2025.
•Distributable Cash Flow Coverage Ratio was 1.67x for third-quarter 2026, compared to 1.61x for third-quarter 2025.
•Announced cash distribution of $0.525 per common unit for third-quarter 2026, consistent with third-quarter 2025.
Operational Highlights
•Average revenue per revenue-generating horsepower per month of $23.14 for third-quarter 2026, compared to $21.46 for third-quarter 2025.
•Average revenue-generating horsepower of 4.48 million for third-quarter 2026, compared to 3.55 million for third-quarter 2025.
•Average horsepower utilization of 92.1% for third-quarter 2026, compared to 94.0% for third-quarter 2025.
“Third-quarter performance reflects the resilience of our business model and the strong execution of our team,” said Clint Green, President and CEO. “We delivered sequential growth in Revenue, Adjusted EBITDA, and Distributable Cash Flow despite a challenging commodity cost environment, while also advancing key strategic initiatives, including the substantial completion of integration activities and the expansion of our executed contract pipeline across core markets. The strength and optionality of our expanded platform, coupled with increased multi-year cash flow visibility, give us continued confidence in our ability to create long-term value for unitholders.”
Expansion capital expenditures were $87.7 million, maintenance capital expenditures were $18.5 million, and cash interest expense, net was $47.3 million for third-quarter 2026.
On October 15, 2026, the Partnership announced a third-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on November 6, 2026, to common unitholders of record as of the close of business on October 26, 2026.

Operational and Financial Data

	Three Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025
Operational data:
Fleet horsepower (at period end) (1)	4,997,227		4,952,190		3,872,918
Revenue-generating horsepower (at period end) (2)	4,481,756		4,455,148		3,562,472
Average revenue-generating horsepower (3)	4,475,264		4,447,762		3,549,412
Revenue-generating compression units (at period end)	6,518		6,508		4,154
Horsepower utilization (at period end) (4)	92.3%		92.0%		94.0%
Average horsepower utilization (for the period) (4)	92.1%		92.0%		94.0%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$357,191		$342,146		$250,256
Average revenue per revenue-generating horsepower per month (5)	$23.14		$22.84		$21.46
Net income	$47,349		$45,652		$34,488
Operating income	$102,173		$100,384		$83,937
Net cash provided by operating activities	$117,722		$145,684		$75,879
Gross margin	$133,103		$128,285		$102,083
Adjusted gross margin (6)	$222,154		$217,356		$173,305
Adjusted gross margin percentage (7)	62.2%		63.5%		69.3%
Adjusted EBITDA (6)	$197,307		$193,232		$160,265
Adjusted EBITDA percentage (7)	55.2%		56.5%		64.0%
Distributable Cash Flow (6)	$127,149		$125,345		$103,845
Distributable Cash Flow Coverage Ratio (6)	1.67	x	1.65	x	1.61	x
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership and excludes 8,280, 14,985, and 14,985 of non-marketable horsepower as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively. As of September 30, 2026, we had 155,000 large horsepower on order for delivery, of which 34,000 is expected to be delivered within the next 12 months.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is expected to be delivered, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 89.7%, 90.0%, and 92.0% at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 89.8%, 90.0%, and 91.8% for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.
Liquidity and Long-Term Debt
As of September 30, 2026, the Partnership was in compliance with all covenants under its $1.75 billion revolving credit facility. As of September 30, 2026, the Partnership had outstanding borrowings under the revolving credit facility of $684.5 million and, after accounting for outstanding letters of credit in the amount of $2.0 million, $1.06 billion of remaining unused availability, all of which was available to be drawn, inclusive of restrictions related to compliance with applicable financial covenants. As of September 30,

2026, the outstanding aggregate principal amount of the Partnership’s 7.125% senior notes due 2029, 6.250% senior notes due 2033, and 6.750% senior notes due 2035 was $1.00 billion, $750.0 million, and $600.0 million, respectively.
Full-Year 2026 Outlook
USA Compression is updating its full-year 2026 guidance as follows (in thousands):

	Full-Year 2026 Outlook
	Low	High
Adjusted EBITDA (1)	$770,000	$780,000
Distributable Cash Flow (1)	$495,000	$505,000

Capital Expenditures:
Expansion capital expenditures (2)	$230,000	$250,000
Maintenance capital expenditures	$60,000	$70,000
(1)The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Expansion capital expenditures include $32 million of other capital that is non-compression related.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third-quarter 2026 financial and operating results. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events & Presentations” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events & Presentations” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (833) 461-5787 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 653 178 338.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Management uses Adjusted gross margin to assess operating performance as compared to historical results, budget and forecast amounts, expected return on capital investment, and our competitors. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before interest expense, net, depreciation and amortization, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus unit-based compensation expense (benefit), certain transaction expenses, severance charges and other employee costs, inventory fair value step-up expense, loss (gain) on disposition of assets, loss on extinguishment of debt, amortization of capitalized SaaS implementation costs, impairment of assets, impairment of goodwill, loss (gain) on derivative instrument, interest income on capital leases, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, depreciation and amortization, non-cash income tax expense (benefit), unit-based compensation expense (benefit), certain transaction expenses, severance charges and other employee costs, inventory fair value step-up expense, loss (gain) on disposition of assets, loss on extinguishment of debt, amortization of capitalized SaaS implementation costs, impairment of assets, impairment of goodwill, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2026 fiscal year. The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2026 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the conflict in the Middle East;
•changes in general economic conditions, including inflation, supply chain disruptions, trade tensions or tariff impacts;
•changes in the long-term supply of and demand for crude oil and natural gas;
•our ability to realize the anticipated benefits of our acquisition of J-W Power Company and J-W Energy Company (the “J-W Power Acquisition”) and to integrate the acquired assets with our existing fleet and operations;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•our ability to realize the anticipated benefits of the shared services integration with Energy Transfer;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, as updated by Exhibit 99.1 to the Partnership’s Current Report on Form 8-K12B filed on July 6, 2026, as well as our subsequent filings with the SEC; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
Mitchell Freer
Senior Director, Finance
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Revenues:
Contract operations	$308,416	$304,857	$227,990
Parts and service	22,249	22,136	5,370
Related party	26,526	15,153	16,896
Total revenues	357,191	342,146	250,256
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	135,037	124,790	76,951
Depreciation and amortization	89,051	89,071	71,222
Selling, general, and administrative	30,952	28,895	16,694
(Gain) loss on disposition of assets	(22)	(994)	830
Impairment of assets	—	—	622
Total costs and expenses	255,018	241,762	166,319
Operating income	102,173	100,384	83,937
Other income (expense):
Interest expense, net	(49,166)	(49,258)	(47,066)
Other	1	6	24
Total other expense	(49,165)	(49,252)	(47,042)
Net income before income tax expense	53,008	51,132	36,895
Income tax expense	5,659	5,480	2,407
Net income	47,349	45,652	34,488
Less: distributions on Preferred Units	—	—	(1,950)
Net income attributable to common unitholders’ interests	$47,349	$45,652	$32,538

Weighted average common units outstanding – basic	144,952	144,974	122,678

Weighted average common units outstanding – diluted	145,453	145,619	123,086

Basic net income per common unit	$0.33	$0.31	$0.27

Diluted net income per common unit	$0.33	$0.31	$0.26

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

September 30, 2026
Selected Balance Sheet Data:
Total assets	$3,717,523
Long-term debt, net	$3,009,153
Total partners’ capital	$258,504

Common units outstanding	144,945,099

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands – Unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net cash provided by operating activities	$117,722	$145,684	$75,879
Net cash used in investing activities	(104,541)	(34,977)	(23,381)
Net cash used in financing activities	(10,555)	(115,751)	(52,500)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands – Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Total revenues	$357,191	$342,146	$250,256
Cost of operations, exclusive of depreciation and amortization	(135,037)	(124,790)	(76,951)
Depreciation and amortization	(89,051)	(89,071)	(71,222)
Gross margin	$133,103	$128,285	$102,083
Depreciation and amortization	89,051	89,071	71,222
Adjusted gross margin	$222,154	$217,356	$173,305

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands – Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net income	$47,349	$45,652	$34,488
Interest expense, net	49,166	49,258	47,066
Depreciation and amortization	89,051	89,071	71,222
Income tax expense	5,659	5,480	2,407
EBITDA	$191,225	$189,461	$155,183
Unit-based compensation expense (1)	1,549	1,608	1,167
Transaction expenses (2)	776	1,032	—
Severance charges and other employee costs (3)	1,016	1,695	2,463
Inventory fair value step-up expense	2,334	—	—
(Gain) loss on disposition of assets	(22)	(994)	830
Amortization of capitalized SaaS implementation costs	429	430	—
Impairment of assets (4)	—	—	622
Adjusted EBITDA	$197,307	$193,232	$160,265
Interest expense, net	(49,166)	(49,258)	(47,066)
Non-cash interest expense	1,882	1,843	2,133
Income tax expense	(5,659)	(5,480)	(2,407)
Non-cash income tax expense (benefit)	1,309	1,939	(16)
Transaction expenses	(776)	(1,032)	—
Severance charges and other employee costs	(1,016)	(1,695)	(2,463)
Inventory fair value step-up expense	(2,334)	—	—
Changes in operating assets and liabilities	(23,825)	6,135	(34,567)
Net cash provided by operating activities	$117,722	$145,684	$75,879
(1)For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, unit-based compensation expense included $0.1 million, $0.1 million, and $0.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on certain outstanding unit awards. For the three months ended September 30, 2025, unit-based compensation expense included $2.5 million related to the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for this period.
(2)Represents certain expenses related to potential and completed transactions, including the J-W Power Acquisition, and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Severance charges and other employee costs include (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services or the J-W Power Acquisition integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended September 30, 2026, severance charges and other employee costs included $0.8 million related to relocation payments. For the three months ended June 30, 2026, severance charges and other employee costs included $1.0 million and $0.1 million related to retention and relocation payments, respectively. For the three months ended September 30, 2025, severance charges and other employee costs included $0.3 million related to relocation payments.
(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands – Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025
Net income	$47,349		$45,652		$34,488
Non-cash interest expense	1,882		1,843		2,133
Depreciation and amortization	89,051		89,071		71,222
Non-cash income tax expense (benefit)	1,309		1,939		(16)
Unit-based compensation expense (1)	1,549		1,608		1,167
Transaction expenses (2)	776		1,032		—
Severance charges and other employee costs (3)	1,016		1,695		2,463
Inventory fair value step-up expense	2,334		—		—
(Gain) loss on disposition of assets	(22)		(994)		830
Amortization of capitalized SaaS implementation costs	429		430		—
Impairment of assets (4)	—		—		622
Other	—		—		1,876
Distributions on Preferred Units	—		—		(1,950)
Maintenance capital expenditures (5)	(18,524)		(16,931)		(8,990)
Distributable Cash Flow	$127,149		$125,345		$103,845
Transaction expenses	(776)		(1,032)		—
Severance charges and other employee costs	(1,016)		(1,695)		(2,463)
Inventory fair value step-up expense	(2,334)		—		—
Other	—		—		(1,876)
Distributions on Preferred Units	—		—		1,950
Maintenance capital expenditures	18,524		16,931		8,990
Changes in operating assets and liabilities	(23,825)		6,135		(34,567)
Net cash provided by operating activities	$117,722		$145,684		$75,879

Distributable Cash Flow	$127,149		$125,345		$103,845

Distributions for Distributable Cash Flow Coverage Ratio (6)	$76,096		$76,095		$64,410

Distributable Cash Flow Coverage Ratio	1.67	x	1.65	x	1.61	x
(1)For the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, unit-based compensation expense included $0.1 million, $0.1 million, and $0.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on certain outstanding unit awards. For the three months ended September 30, 2025, unit-based compensation expense included $2.5 million related to the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for this period.
(2)Represents certain expenses related to potential and completed transactions, including the J-W Power Acquisition, and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Severance charges and other employee costs include (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services or the J-W Power Acquisition integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended September 30, 2026, severance charges and other employee costs included $0.8 million related to relocation payments. For the three months ended June 30, 2026, severance charges and other employee costs included $1.0 million and $0.1 million related to retention and relocation payments, respectively. For the three months ended September 30, 2025, severance charges and other employee costs included $0.3 million related to relocation payments.
(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(5)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(6)Represents distributions to the holders of the Partnership’s common units as of the record date.